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                                                                      EXHIBIT 2.

                                                   MONY Life Insurance Company
                                                   1740 Broadway
                                                   New York, NY 10019

November 9, 2000

BY EDGAR

MONY Life Insurance Company
1740 Broadway
New York, NY 10019

Gentlemen:

In my capacity as Vice President and Chief Counsel -- Operations of MONY Life Insurance Company, I have supervised the preparation and review of the Registration Statement on Form S-6 (Registration Nos. 333-40554 and 811-6217) filed by MONY Life Insurance Company ("MONY") with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of last survivor flexible premium variable universal life insurance policies ("Policies") to be issued by MONY, the premium payments for which may be allocated by purchasers of the Contracts to MONY Variable Account L ("Account"). I am familiar with the establishment of the Account by MONY on November 28, 1990 as a separate account under the laws of the State of New York.

My opinion is as follows:

1. MONY has been duly organized under the laws of the State of New York, is a validly existing corporation, and has been duly authorized to issue the Contracts.

2. The Account has been duly created and is validly existing as a separate account pursuant to the aforesaid provisions of New York law.

3. The portion of the assets to be held in the Account equal to the reserve and other liabilities for variable benefits under the Contracts is not chargeable with liabilities arising out of any other business MONY may conduct.

4. The Contracts, when issued as contemplated by the Registration Statement, will be legal, validly issued, and binding obligations of MONY in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Pre-Effective Amendment No. 1 to the Registration Statement and to the reference to it under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

Very truly yours,

/s/ FREDERICK C. TEDESCHI
Frederick C. Tedeschi
Vice President and Chief Counsel -- Operations